UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 29, 2010
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)

(239) 263-3344
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2010, TIB Financial Corp. (the “Company”) entered into an Investment Agreement (the “Agreement”) with TIB Bank (the “Bank”) and North American Financial Holdings, Inc. (the “Purchaser”) which provides for the Company to sell to the Purchaser (i) 700,000,000 shares of the Company’s common stock at $0.15 per share (the “Common Stock”), (ii) 70,000 shares of mandatorily convertible participating voting preferred stock (the “Preferred Stock”) for $1,000 per share and (iii) the right to purchase, during the 18-month period following the closing of the Share Purchase (as defined herein), up to 1,166,666,667 shares of Common Stock at $0.15 per share (or up to 175,000 shares of Preferred Stock for $1,000.00 per share).  The shares of Common Stock and Preferred Stock to be purchased by the Purchaser are collectively referred to as the “Shares.”  Following receipt of shareholder approval of an amendment to the Company’s restated articles of incorporation, the Preferred Stock issued at the closing will mandatorily convert into shares of Common Stock equal to the $70,000,000 purchase price divided by $0.15 per share, subject to anti-dilution adjustments.  The sale of the Company Common Stock and Preferred Stock is referred to as the “Share Purchase.”

The closing of the Share Purchase is subject to a number of conditions, including (i) the representations and warranties of the Company and the Bank contained in the Agreement being true as of the closing of the Share Purchase and the Company and the Bank performing their respective obligations under the Agreement, (ii) there being no material adverse effect with respect to the Company since March 31, 2010, (iii) the Company entering into an agreement with the United States Department of Treasury (“Treasury”) for the redemption following the closing of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Treasury Preferred Stock”) and related warrants to purchase shares of Company Common Stock held by the Treasury, (iv) the Company’s restructuring certain financing transactions as contemplated by the Agreement, (v) the receipt of required regulatory approvals without the imposition of conditions materially adverse to Purchaser or its affiliates, (vi) the reconstitution of the Company’s and the Bank’s board of directors as contemplated by the Agreement, including the appointment to each board of individuals designated by the Purchaser, (vii) the extension of the Company’s and the Bank’s existing directors’ and officers’ liability insurance policies, (viii) the Company’s receipt of approval from the Nasdaq Stock Market to issue the Shares in reliance on the shareholder approval exemption set forth in Nasdaq Rule 5635(f), (ix) the approval of the Common Stock and shares underlying the Preferred Stock for listing on the Nasdaq, (x) the Company and the Purchaser entering into a registration rights agreement as contemplated by the Agreement, (xi) core deposits of the Bank not declining by more than 20% since March 31, 2010, (xii) loans charged-off by the Bank not exceeding certain agreed upon amounts as set forth in the Agreement, and (xiii) if requested by Purchaser, the Company receiving waivers from its employees that the consummation of the transactions contemplated by the Agreement do not constitute a change in control for purposes of any benefits otherwise payable under agreements and benefit plans of the Company and the Bank.

The Agreement contains representations and warranties that the Company and the Bank have made to the Purchaser, and that the Purchaser has made to the Company and the Bank.  These representations and warranties were made as of specific dates, and the assertions embodied in those representations and warranties, and certain covenants of the parties, are qualified by information in confidential disclosure schedules that the Company, the Bank and the Purchaser have exchanged in connection with signing the Agreement.  While the Company does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement.  Accordingly, the Agreement is included with this filing only to provide information regarding the terms of the Agreement, and the representations and warranties should not be relied upon as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.  These disclosure schedules may contain information that has been included in the Company’s prior public disclosures, as well as potential additional non-public information.  In addition, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Moreover, the representations and warranties in the Agreement were used for the purpose of allocation of risk between the Company and the Bank, on the one hand, and the Purchaser, on the other hand.  Accordingly, the representations, warranties and covenants in the Agreement should be read not in isolation but only in conjunction with the other information about the Company and the Bank and their subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

The Company, the Bank and the Purchaser have agreed to use their reasonable best efforts to prepare and file all applications, notices, and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Agreement, and the Company also has agreed to call a special meeting of its shareholders following the closing of the Share Purchase to amend its restated articles of incorporation to increase the authorized shares of Common Stock to at least such number as shall be sufficient to permit issuance of all of the shares of Common Stock contemplated upon conversion of the Preferred Stock, the exercise of the Purchaser’s right described above and the consummation of the Rights Offering (as defined below).  The Company and the Bank also have agreed to carry on their respective businesses in the ordinary and usual course consistent with past practice, and not to take certain actions without the prior approval of the Purchaser.  The Company and the Bank have agreed that they and their directors, employees and representatives will not directly or indirectly solicit any proposal relating to (i) any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, rights offering, share exchange, business combination or similar transaction involving the Company, the Bank or any of their subsidiaries, and (ii) any acquisition by any person resulting in, or proposal that if consummated would result in, any person becoming the beneficial owner of 10% or more of the total voting power of any class of equity securities of the Company or the Bank or those of any of their subsidiaries, or 10% or more of the consolidated total assets of the Company.  The Company has agreed that it will use its reasonable best efforts to obtain the approval of the Nasdaq Stock Market to issue the Shares in reliance on the shareholder approval exemption set forth in Nasdaq Rule 5635(f).  The Company and the Bank also have agreed to use their reasonable best efforts to enter into an agreement with the Treasury for the repurchase of the Treasury Preferred Stock and related warrants upon the terms contemplated by the Agreement.

The Agreement provides that as promptly as practicable following the closing of the Share Purchase, and subject to compliance with all applicable law, the Company will distribute to each holder of record of Common Stock (a “Legacy Shareholder”) as of the close of business on the trading day 10 days after the Company provides notice to Nasdaq non-transferable rights (the “Rights”) to purchase Common Stock at a purchase price of $0.15 per share.  Each Legacy Shareholder will receive 10 Rights for each share of Common Stock held by such Legacy Shareholder on the record date, provided that (i) the maximum number of shares of Common Stock with respect to which such Rights, in the aggregate, may be exercised is 149,000,000 shares and (ii) no Legacy Shareholder will be permitted to exercise any Rights to the extent that immediately following such exercise, such Legacy Shareholder (alone or acting in concert with any other holder of Common Stock) would own, control or have the power to vote in excess of 4.9% of the outstanding shares of Common Stock (assuming the conversion in full of the Preferred Stock).  The Rights Offering will not contain any oversubscription round or a backstop by any shareholder, including the Purchaser.  Completion of the Rights Offering will be conditioned upon the approval by the Company’s shareholders of the increase in the Company’s authorized shares of Common Stock as contemplated by the Agreement.

The Agreement contains certain termination rights for both the Company and the Purchaser, and also provides for the joint and several obligation of the Company and the Bank to pay to the Purchaser an expense reimbursement amount not to exceed $1.0 million and/or a fee of $7.0 million under specified circumstances.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

On June 29, 2010, the Company terminated the Agreement, dated as of June 7, 2010, by and among the Company, the Bank, Marty E. Adams, Kevin Thompson and John Loeber.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the Common Stock and the Preferred Stock is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock or the Preferred Stock and is not offering securities to the public in connection with this issuance and sale.

Cautionary Statement

The issuance of the securities in the transactions described in this Form 8-K have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. Such statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including those outside the Company’s control, may cause actual results to differ materially from those in the “forward-looking” statements, including economic and other conditions in the markets in which the Company operates; inability to complete the investment announced today; management’s ability to effectively execute the Company's business plan; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of the Bank’s borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; competition; seasonality; and the other risks discussed in the Company’s filings with the Securities and Exchange Commission, which discussions are incorporated in this Form 8-K by reference.

ITEM 8.01  OTHER EVENTS

On June 29, 2010, the Company issued a Press Release relating to the entry into the Investment Agreement, which is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1           Form of Investment Agreement dated as of June 29, 2010, by and among TIB Financial Corp., TIB Bank, and North American Financial Holdings, Inc.

99.1           Press Release dated June 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

Date: June 30, 2010	By:	/s/ Thomas J. Longe
Thomas J. Longe
President and Chief Executive Officer